UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                   FORM S-3
                              REGISTRATION STATEMENT
                                    under
                           THE SECURITIES ACT OF 1933

                    CENTRAL VERMONT PUBLIC SERVICE CORPORATION
             (exact name of registrant as specified in its charter)

Vermont                                          03-0111290
(State or other jurisdiction of                  (IRS Employer
incorporation or organization)                   Identification No.)

                                 77 Grove Street
                              Rutland, Vermont 05701
                                    Telephone:
          (Address of principal executive offices, including zip code, and telephone number, including area code, of registrant)

                     CENTRAL VERMONT PUBLIC SERVICE CORPORATION
                DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN
Jonathan W. Booraem, Treasurer                   With a copy to:
Central Vermont Public Service                   Denise J. Deschenes, Esq.
Corporation                                      Primmer & Piper, P.C.
77 Grove Street                                  52 Summer St., PO Box 159
Rutland, VT 05701                                St. Johnsbury, VT 05819
(802) 747-5223                                   (802) 748-5061
(Name, address and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being registered pursuant to dividend or interest reinvestment plans, please check the following box. /___/

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /_X_/

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /___/___________.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities registration statement number of the earlier effective registration statement for the same offering. /___/___________.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /___/

                      CALCULATION OF REGISTRATION FEE
Title of Each    Amount to be  Proposed maximum  Proposed maximum   Amount of
Class of         Registered*   aggregate         aggregate       Registration
Securities to                  offering price    offering price
Registered                     per unit **       price **

Common Stock,
$6 Par Value    1,200,000
Per Share       shs.           $ 12.625         $ 15,150,000.00    $ 5,224.00

* Pursuant to Rule 429, the Prospectus included in this Registration Statement also relates to shares of the Registrant's Common Stock previously registered on Form S-3, Registration No. 33-37095.
** Estimated for the purpose of the above calculations only; and, pursuant to Rule 457(c), based on the average of the high and low prices for the Registrant's Common Stock reported on the NYSE Composite Tape on August 5, 1996.
                                   ------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
                                                           PROSPECTUS


                  Central Vermont Public Service Corporation

             Dividend Reinvestment and Common Stock Purchase Plan

                              Summary of Plan

The Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") of Central Vermont Public Service Corporation (the "Company") provides the holders of the Company's Common and Preferred Stock (collectively, "Stock") and individuals or entities who are not currently stockholders (depending on legal residence) with a convenient method of purchasing Common Stock, $6 Par Value ("Common Stock"), of the Company.

Common Stock purchased under the Plan consists of shares purchased on the open market.

The Price Per Share of Common Stock purchased under the Plan will be the average price per share (adjusted for brokerage commissions and, if applicable, certain Related Costs) at which such shares are purchased on the open market by the Designated Agent for the participants in the Plan.

The Plan allows a Participant to elect:

a. to have all dividends on Stock currently owned by the Participant reinvested in shares of Common Stock and to make Optional Cash Payments into the Plan;

b. to receive dividends in cash and to make only Optional Cash Payments into the Plan to purchase shares of Common Stock;

c.  to deposit share certificates for safekeeping.

In the event of Optional Cash Payments under either (a) or (b) above, each investment (other than the Initial Investment) must be at least $100, and not total more than $6,000 per calendar quarter, as further discussed in Question 2.

This Prospectus describes the terms and conditions of the Plan and should be retained for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND
EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS
THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is           , 1996

                           AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information, as of particular dates, concerning directors and officers of the Company, remuneration and any material interests of such persons in transactions with the Company, is disclosed in proxy statements distributed to stockholders of the Company and filed with the Commission. Such reports, proxy statements and other infor-mation filed by the Company can be inspected and copied at the public refer-ence facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C.; Room 1228, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, IL; and Room 1100, Federal Building, 26 Federal Plaza, New York, NY. Certain securities of the Company are listed on the New York Stock Exchange, where reports, proxy statements and other information concerning the Company can also be inspected.

                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are hereby incorporated by reference in this
Prospectus:

1.  The Company's Annual Report on Form 10-K for the year ended December 31,
1995.

2.  The Company's Reports on Form 8-K dated March 30, 1996, and April 30,
1996.

3. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

4. The Company's definitive proxy statement dated March 25, 1996, in connection with its Annual Meeting of Stockholders held on May 7, 1996.

5. The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A pursuant to Section 12(b), as amended.

All documents filed with the Commission pursuant to Sections 13, 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to Joseph M. Kraus, Vice President, Secretary and General Counsel, Central Vermont Public Service Corporation, 77 Grove Street, Rutland, VT 05701,
(802) 747-5429.

                                 THE COMPANY

Central Vermont Public Service Corporation (the "Company") is the issuer of the shares of common stock offered hereby. The principal executive offices of the Company are located at 77 Grove Street, Rutland, Vermont 05701

                            DESCRIPTION OF THE PLAN

The following is a question and answer statement of the provisions of the Company's Plan. Throughout this document, unless the context clearly requires otherwise, the masculine gender shall include the feminine.

DEFINITIONS

Authorization Form. The form completed and signed by a Stockholder to join the Plan.

Cut-off Date. The date by which Optional Cash Payments and Initial Investments must be received from Participants to be invested on the 15th of that month. The Cut-off Date is the 10th day of each month or the prior business day of the 10th falls on a Saturday, Sunday, or holiday. Optional cash payments are considered to be received when delivered, either by postal service or in person, during Company business hours to the address listed in Question 5. Payroll deductions received through the last payday of any given month will be invested on the 15th of the following month.

Designated Agent ("Agent"). The Agent appointed by the Company, from time to time, who acts on behalf of Plan Participants in buying Common Stock on the open market. The Agent also sells Plan shares for Participants upon written request and acts as Custodian of shares held in the Plan and deposited for safekeeping. The Designated Agent is an "agent independent of the issuer", as that term is defined in the rules and regulations under the Exchange Act.

Dividend Payment Date. The date on which dividends are payable; currently on or about the 15th day of February, May, August and November for Common Stock; and for all series of Preferred Stock, on the first day of January, April, July and October.

Enrollment Form. The form to be completed and signed by a Non-Stockholder to join the Plan.

Initial Investment. The payment, required of Non-Stockholders upon execution of the Enrollment Form, of between $250 and $6,000 (in United States Dollars) to make an initial purchase of Common Stock.

Investment Date. The date or dates of each month on which shares of Common Stock are purchased with Optional Cash Payments, cash dividends, payroll deductions and Initial Investments; currently investments commence on the 15th day of each month, or the prior business day if the 15th falls on a Saturday, Sunday, or holiday.

Non-Stockholder. An individual or entity not currently a holder of record of the Company's Stock. Non-stockholders may become Participants, depending on their state or other jurisdiction of legal residence. Due to differences in applicable securities laws, the Plan is not offered in all jurisdictions.

Optional Cash Payment. A means of investment whereby a Participant may make Optional Cash Payments (in United States Dollars) into the Plan in amounts of at least $100 per Investment, and no more than $6,000 per calendar quarter, for the purchase of additional shares of Common Stock.

Participant. An individual or entity, whether previously a Stockholder or a Non-Stockholder, who has enrolled in the Plan. To remain a Participant, a Stockholder must have at least one share of Common Stock credited to his account. A Participant who has terminated his participation in the Plan will receive a check for the cash value (if over $1.00) of any fractional share remaining.

Price Per Share. The average price per share (adjusted for brokerage commissions and, if applicable, certain Related Costs) at which such shares are purchased for Participants on the applicable Investment Date on the open market.

Record Date. The date, usually 15 days before the Dividend Payment Date, by which a Stockholder must own Stock to receive the dividend payable on the next Dividend Payment Date.

Related Costs. Those costs, in addition to brokerage commissions, representing certain of the Company's actual costs and expenses incurred in maintaining and administering the Plan, such as printing and mailing costs, which the Company may in its discretion elect to pass through to Participants as part of the Price Per Share. See Questions 3 and 16 for additional information regarding Related Costs.

Stock.  The Company's Common Stock and all classes and series of Preferred
Stock.

Stockholders. Holders of record of the Company's Common and/or all classes and series of Preferred Stock.

Total Amount Invested. As to any particular Participant, the aggregate of the applicable Initial Investment, Optional Cash Payments, cash dividends, and payroll deductions, less brokerage commissions and, if applicable, Related Costs, invested on behalf of such Participant on any Investment Date.

PURPOSE

1.  What is the purpose of the Plan?

The Plan provides Stockholders and Non-Stockholders who qualify with a convenient and economical way to purchase shares of Common Stock with Optional Cash Payments, including the Initial Investment, payroll deductions, and/or reinvested dividends.

BENEFITS

2.  What are the advantages of the Plan?

* Stockholders have the ability to elect to have dividend payments on any or all classes or series of Stock reinvested in Common Stock and (if desired) making Optional Cash Payments, or continuing to receive cash dividends and making Optional Cash Payments of at least $100 to purchase Common Stock through the Plan.

* Non-Stockholders who qualify may become Participants by making an Initial Investment of at least $250, not to exceed $6,000, to purchase Common Stock through the Plan. See Question 13 for additional information.

* Optional Cash Payments may be made occasionally or at regular intervals, as the Participant desires. Dividend payments not reinvested will be paid in the usual manner.

* Full investment of funds including the Initial Investment, Optional Cash Payments and/or reinvested dividends is possible through the purchase of whole and fractional shares of Common Stock.

* The Plan offers a "safekeeping" service whereby Participants may deposit, free of any service charges, certificates representing Common Stock into the Plan. Shares of Common Stock so deposited will be credited to the account of the Participant.

* Participants may sell shares of Common Stock credited to their account through the Plan at a minimal cost. See Question 34 for additional information.

* A Participant may direct the Company, at any time and at no cost to the Participant, to issue certificates for shares held in the Plan, to transfer all or a portion of the shares of Common Stock credited to his account to the account of another Participant (or to set up an account for a new Participant in connection with such transfer) or to send certificate(s) representing such shares to the Participant or another designated person or entity. See Questions 24 and 37 for additional information.

* Statements of Account will be mailed to each Participant showing all transactions completed during the year to date and other information related to his account.

* Brokerage commissions are generally lower than those paid by individual purchasers for this service. See Question 16 for additional information.

3.  What are the disadvantages of the Plan?

* No interest is paid on dividends, Optional Cash Payments, including Initial Investments, and payroll deductions held pending investment or reinvestment.

* Optional Cash Payments and Initial Investments must be received by the applicable Cut-off Date to be invested on the Investment Date.

* Participants have no control over the price. Participants will not know the number of shares purchased or the Price Per Share until the investment of
funds has been completed.   See Questions 15 and 17 for additional
information.

* Shares purchased through the Plan involve the payment of brokerage commissions by Participants although such commissions are generally lower than the brokerage commissions applicable to individual purchases of a small number of shares.

* The Company has reserved the right to pass through to Participants Related Costs, which would increase the Price Per Share of Common Stock purchased under the Plan.

ADMINISTRATION

4.  Who administers the Plan for Participants?

Administration of the Plan is shared between the Agent and the Company. The Company administers the Plan, keeps a continuous record of each Participant's account activity, receives all Optional Cash Payments made by Participants, sends a statement of account to each Participant for each month in which a transaction takes place and performs other duties required by the Plan. The Agent purchases, sells and holds all shares of Common Stock purchased in accordance with the provisions of the Plan. The Company forwards funds to be
used to purchase shares of Common Stock to the Agent.   Additionally, the
Company promptly forwards Participants' sales instructions to the Agent.

5. Where should correspondence and telephone communications regarding the Plan be directed?

Any correspondence concerning the Plan should be mailed to:

Central Vermont Public Service Corporation
Shareholder Services
77 Grove Street
Rutland, VT 05701

When writing, please include a day-time telephone number.

Shareholder Services personnel may also be reached by telephone at
 (800) 354-2877 (within the US) or (802) 747-5406, Monday through Friday, 8 a.m. to 5 p.m. (Eastern Standard Time).

6.  Who purchases the shares for the Plan?

The Agent makes all purchases of the Company's common stock on the open market necessary to meet the requirements of the Plan. The Company does not exercise any direct or indirect control over the prices or timing of purchases made by the Agent.

PARTICIPATION

7.  Who is eligible to participate?

Any Stockholder and any Non-Stockholder who qualifies is eligible to participate in the Plan. A beneficial owner whose shares are registered in a name other than his own (e.g., broker or bank nominee) must have those shares transferred into his name in order to be eligible to participate with dividends from them unless such broker or bank nominee participates in the Plan. A beneficial owner may not directly participate in the Optional Cash Payment feature of the Plan.

Employees of the Company and its wholly-owned subsidiaries are eligible to participate in the Plan through payroll deductions. See Question 27 for additional information.

8.  How do Stockholders become Participants in the Plan?

Stockholders may join the Plan at any time by checking the appropriate box and signing an Authorization Form and returning it to the Company, directed to Shareholder Services at the address listed in Question 5. If the Stock is jointly owned, all registered owners must sign the Authorization Form.

9.  What does the Authorization Form provide?

The Authorization Form allows Stockholders to indicate how they want to participate in the Plan. Stockholders complete the Authorization Form, indicating whether they want to (a) reinvest dividends and make Optional Cash Payments, or (b) participate in the Plan by making Optional Cash Payments only. If no box is checked, dividends will be reinvested. The Authorization Form also provides for the appointment of the Agent to purchase shares on behalf of the Participant.

10.  How do Non-Stockholders become Participants?

Non-Stockholders, depending on the state or other jurisdiction of their legal residence, may join the Plan by completing and signing an Enrollment Form and returning it to the Company, at the address listed in Question 5, with an Initial Investment of at least $250 but not more than $6,000. NO INTEREST WILL BE PAID BY THE COMPANY ON INITIAL INVESTMENTS PENDING
INVESTMENT.

11.  What does the Enrollment Form provide?

The Enrollment Form allows Non-Stockholders who qualify to enroll and participate in the Plan in addition to providing for the appointment of the Agent to purchase shares on behalf of the Participant. The Enrollment Form also allows the Non-Stockholder to indicate whether he wants to (a) reinvest dividends and make Optional Cash Payments, or (b) participate in the Plan by making Optional Cash Payments only. If no box is checked, dividends will be reinvested. Upon receiving the Enrollment Form with the Initial Investment, the Company will establish an account and the Agent will apply the Initial Investment to the purchase of Common Stock on the next applicable Investment Date.

An Enrollment Form or an Authorization Form may be obtained at any time by contacting Shareholder Services as indicated in Question 5.

12.  When may Stockholders join the Plan?

A Stockholder may join the Plan at any time and will become a Participant when the Company receives the signed Authorization Form. However, to participate with reinvested dividends the Authorization Form must be received by Shareholder Services at least two weeks before the Dividend Payment Date on which the Participant wants to begin reinvesting dividends.

If a Stockholder wants to join the Plan with only Optional Cash Payments, enrollment should be timed such that investments may be made as discussed in Question 23.

13.  When may Non-Stockholders join the Plan?

A Non-Stockholder who qualifies may join the Plan at any time and will become a Participant when the Company receives the signed Enrollment Form and the Initial Investment. In order to be invested on the next Investment Date, an Initial Investment must be received no later than the applicable Cut-off Date.

14. May a Participant change his method of participation in the Plan after enrollment?

Yes, by submitting a revised Authorization Form or sending a written request signed by all registered owners to the address specified in Question 5. A change in dividend reinvestment will be effective with the next Dividend Payment Date, if the request for change is received at least two weeks before that Date.

ACQUISITION OF SHARES

15. What will be the Price Per Share of Common Stock purchased under the Plan?

The Price Per Share will be the average price per share (adjusted for brokerage commissions and, if applicable, certain Related Costs) at which such shares are purchased for Participants on the applicable Investment Date.

COSTS

16.  What will be the cost per share of Common Stock purchased under the Plan?

Participants pay the brokerage commissions on the shares purchased. Because of the volume of shares purchased through the Plan, commissions are generally lower than those which Participants would otherwise pay should they purchase, individually, a like number of shares.

It is estimated at this time that such brokerage commissions and Related Costs will not exceed five cents per share; however, these costs are subject to change over time.

There are no expenses in connection with withdrawal from the Plan unless the Participant requests that shares held under the Plan be sold (see Questions 32 & 34).

At present, all costs of administration of the Plan (other than brokerage commissions) are paid by the Company. However, the Company reserves the right at any time to charge Related Costs. Participants will be notified in advance prior to the effective date should the Company determine to charge such costs.


17.  How many shares of Common Stock will be purchased for a Participant?

After the investment of funds has been completed, each Participant's account will be credited with the number of shares of Common Stock, including fractions computed to three decimal places, equal to the Total Amount Invested divided by the average Price Per Share.

A Participant may not request the purchase of a specific number of shares or the Price Per Share at which shares are to be purchased. A Participant may not restrict or control purchases by the Agent.

In the case of a Participant who is subject to backup withholding tax on dividends under the Plan, or a foreign Participant whose dividends are subject to United States income tax withholding, the amount of the tax to be withheld will be deducted from the amount of the dividends and only the reduced amount will be reinvested.

DIVIDEND REINVESTMENT

18.  How does dividend reinvestment work?

Unless a Participant has checked the "Optional Cash Payments Only" box on the Authorization or Enrollment Form, the Company will invest the dividends paid on the applicable Stock including dividends paid on fractional shares, if any,
in additional Common Stock.   The Price Per Share is described in Question 15.

19.  When will shares of Common Stock be purchased with reinvested dividends?

Dividends paid in any given month will be reinvested on the Investment Date in the same month. The Agent, at its sole discretion, determines the exact timing of purchases for allocation to the accounts of Participants in the Plan, as well as the number of shares to be so purchased at any time, depending upon the amount of reinvested dividends, market conditions and the requirements of federal securities laws. The Agent is required, however, to complete purchases within thirty days after receiving the funds to be used for such purpose. Shares are credited to Participants' accounts as of the Investment Date.

NO INTEREST WILL BE PAID BY THE COMPANY ON DIVIDENDS HELD PENDING
INVESTMENT.

20. May a Stockholder reinvest dividends from only a portion of a particular class or series of shares owned and registered in the same name?

No. A Stockholder may not participate in the Plan with respect to less than all of the shares of a single class or series of the Company's Stock registered in the Stockholder's name. However, if the Stockholder has shares of the Company's Stock registered in more than one name - for example, some shares registered in the name "John Smith" and others registered in the name "John J. Smith" - then such Stockholder may elect to have the dividends on shares registered in one name reinvested under the Plan but decline to have the dividends on shares registered in the other name reinvested under the Plan. Similarly, the Stockholder may elect to have the dividends on any class or series of the Company's Stock reinvested under the Plan but decline to have the dividends on any other class or series of the Company's Stock so reinvested.

OPTIONAL CASH PAYMENTS

21.  How do Optional Cash Payments work?

The option to make cash payments to purchase additional shares of Common Stock is available to all Participants. If a Participant has checked the "Optional Cash Payments Only" box on the Authorization or Enrollment Form, a Participant will be paid the dividends on Stock registered in his name as well as dividends on the shares credited to his account under the Plan.

Any number of Optional Cash Payments may be made in each calendar year, but each such payment must be at least $100 per investment and no more than $6,000 per calendar quarter. The same amount of money need not be sent each quarter or with respect to each Investment Date, and there is no obligation to make any Optional Cash Payment at any time.

Any Optional Cash Payment received from a Participant in an amount less than $100 at any one time, or any amount in excess of $6,000 per calendar quarter, is returned to the Participant.

Optional Cash Payments should be made by check payable to Central Vermont Public Service Corporation, or CVPS-DRP. The statement of account sent to all Participants following an investment has a remittance form attached for future Optional Cash Payments. All payments should be mailed to the address shown in Question 5.

22.  Can Optional Cash Payments be included with the electric utility payment?

No. All Optional Cash Payments must be sent to Shareholder Services at the address shown in Question 5.

23.  When will Optional Cash Payments be invested?

Consistent with the Agent's fiduciary obligations, market conditions and the requirements of federal securities laws, the Agent will use Optional Cash Payments to purchase Common Stock as promptly as practicable. The Price Per Share is described in Question 15.

Optional Cash Payments will be invested monthly on the Investment Date. All Optional Cash Payments to be invested on a particular Investment Date must be received by the Company by applicable Cut-off Date. Optional Cash Payments received after the applicable Cut-off Date will be held by the Company until the next applicable Investment Date. Optional Cash Payments will be refunded if a written request is received by the Company on or before the applicable Cut-off Date.

NO INTEREST WILL BE PAID BY THE COMPANY ON OPTIONAL CASH PAYMENTS
HELD PENDING
INVESTMENT.

CERTIFICATES

24. Are certificates issued for shares of Common Stock purchased under the Plan?

Certificates for shares of Common Stock purchased under the Plan are not issued to Participants but are registered in the name of a nominee for the Plan. This service protects against loss, theft or destruction of stock certificates. The number of shares of Common Stock (including fractional shares to three decimal places) credited to an account under the Plan are shown on a Participant's statement of account.

Upon written request by a Participant, certificates for any number of whole shares credited to an account under the Plan will be issued. Certification of shares will not affect reinvestment of dividends (if previously elected) on those shares. Requests for the issuance of certificates should be mailed to the address shown in Question 5. Certificates for fractional shares of Common Stock will not be issued under any circumstances.

25.  How will certificates be registered when issued?

Certificates will be issued in the Participant's name as set forth on the Company's shareholder records or see Question 38 for additional options.

26. May a participant transfer shares of Common Stock of the Company registered in his name into a Plan account for safekeeping?

Yes, at the time of enrollment or at any time thereafter, Participants may take advantage of the Plan's cost-free safekeeping services. Certificates will be deposited into the Plan upon receipt by the Company. Do not endorse such certificates. A completed Authorization Form must also be received, if not already enrolled in the Plan. The shares of Common Stock will be transferred into the name of the nominee for the Plan, as custodian, and credited to the Participant's account. Thereafter, shares deposited for safekeeping will be treated in the same manner as shares purchased through the Plan. Thus, shares held for safekeeping may be transferred or sold through the Plan in a convenient and efficient manner; see Questions 34 & 37. It is the responsibility of the Participant to retain his records relative to the cost of any shares represented by certificates deposited into safekeeping.

Certificates representing shares to be deposited for safekeeping should be sent, by certified mail, to the address in Question 5.

EMPLOYEES

27.  How does an employee participate in the Plan through payroll deductions?

An eligible employee may join the Plan at any time by completing a Payroll Deduction Authorization Form ("Payroll Form") and returning it to Shareholder Services. If the employee is not currently a Stockholder, an Initial Investment of $100 must be made prior to initiating payroll deductions. The Payroll Form may be obtained at any time from Shareholder Services.

An employee may authorize payroll deductions totaling between $100 and $6,000 per calendar quarter. Deductions for employees who currently have less than $100 per quarter deducted have been grand fathered. However, the aggregate of an individual employee's Initial Investment, Optional Cash Payments and payroll deductions may not exceed $6,000 per calendar quarter. If the employee makes Optional Cash Payments which, together with payroll deductions, exceed $6,000 per calendar quarter, the Company will return to the employee the amount exceeding $6,000.

28.  When will employee payroll deductions be invested?

Payroll deductions will be invested on the Investment Date following the month in which the deductions were made. NO INTEREST WILL BE PAID BY THE COMPANY ON PAYROLL DEDUCTIONS HELD PENDING INVESTMENT.

29. How does an employee change the payroll deduction or method of participation?

An employee can revise, change or terminate the amount of payroll deduction or method of participation at any time by giving written notice to Shareholder Services. The Payroll Form may be used for these purposes. Commencement, revision or termination of payroll deductions will become effective as soon as practicable after an employee's request is received by Shareholder Services. If the employee has notified Shareholder Services of his withdrawal from the Plan at least two weeks before the Investment Date, the amount withheld since the last investment will be returned by the Payroll Department.

REPORTS TO PARTICIPANTS

30.  How will Participants be advised of their purchase of Common Stock?

As soon as practicable after each Investment Date, the Company will send each affected Participant a statement of account. These statements, containing cumulative information on a calendar year basis, are a Participant's record of the number, price and dates shares were purchased. The last statement received should be retained until the next one is received. However, the last statement of each calendar year should be retained permanently for accounting purposes. Federal tax information will be sent by January 31st of each year. Foreign Participants will also receive tax information indicating the amount of United States income tax withheld.

31.  What other Company communications will Participants receive?

Each Participant will receive a copy of the current Prospectus for the Plan, a copy of all communications mailed to Stockholders, including Quarterly and Annual Reports, the Notice of and Proxy Statement for Annual Meeting of Stockholders, a form of proxy for such meeting to be returned to the Company, and income tax information for reporting dividends. Beneficial owners who participate through their brokers will receive communications and tax information directly from them.

WITHDRAWAL FROM THE PLAN

32.  How does a Participant withdraw from the Plan?

In order to withdraw from the Plan, a Participant must provide written notification that he wants to withdraw to the address shown in Question 5. A Participant may complete and sign the reverse side of the remittance form, which is the bottom portion of his statement of account, and mail that form to the address in Question 5. If a Participant withdraws from the Plan or if the Company terminates the Plan, certificates for whole shares of Common Stock credited to the account of the Participant under the Plan will be issued and a check will be remitted (if over $1.00) to the Participant for any fractional share. A Participant may also withdraw by having his shares sold. See Question 34.

33.  When may a Participant withdraw from the Plan?

Participants may withdraw at any time by notifying Shareholder Services in writing. To terminate the reinvestment of dividends, the written request to withdraw must be received by the Company before the applicable Record Date. If the request to withdraw is received by the Company subsequent to the applicable Record Date but before the actual Dividend Payment Date, the dividend paid on such date will be reinvested for the Participant's account. The Participant's next dividend and all subsequent dividends will be paid in cash.

If a Participant transfers all shares of Common and/or Preferred Stock registered in his name as opposed to the shares credited to his account under the Plan, the Participant will continue in the Plan as before with respect to shares credited to his account under the Plan until the Participant withdraws from the Plan.

SALE OF SHARES

34.  How will shares held in the Participant's account be sold?

A Participant may request the Company to sell all of the shares, or a partial number of shares, of Common Stock credited to his account in the Plan. In order for a Participant to sell some or all of the shares credited to his account, he must provide written notification that he wants to withdraw to the address shown in Question 5. A Participant may complete and sign the reverse side of the remittance form, which is the bottom portion of his statement of account, and mail that form to the address in Question 5.

The sale will be made as soon as practicable but normally within ten trading days after receipt of the request. The Participant will receive the proceeds of the sale less any related brokerage commissions and any applicable taxes. The Agent may commingle each Participant's shares with those of other Participants for the purpose of executing sales resulting in a net sale of shares.

There will ordinarily be a delay in processing sell requests received during the 14-16 trading day period beginning on or about the 8th day of February, May, August and November.

FEDERAL TAX TREATMENT OF PARTICIPATION IN THE PLAN

35. What are the Federal income tax consequences of participation in the Plan?

Participants in the Plan, in general, have the same Federal Income Tax obligations with respect to their reinvested dividends as do shareholders who are not Participants in the Plan. Therefore, such dividends which a Participant reinvests under the Plan are taxable even though the Participant does not actually receive a dividend check, but, instead, uses them to purchase additional shares under the Plan. Participants purchasing shares under the Plan with Initial Investments and Optional Cash Payments realize no taxable income at the time of investment.

Employees who participate in the Plan through payroll deductions will realize ordinary income in the amount of the payroll deductions, just as they would have if such compensation had been paid to them directly in cash, and such amounts are subject to regular payroll taxes. The Plan is not a tax-qualified or tax-deferred employee benefit plan.

The tax basis of shares purchased under the Plan is equal to the purchase price (including brokerage commissions and Related Costs, where applicable).

A Participant's holding period for shares purchased pursuant to the Plan will begin on the day following the applicable Investment Date.

A Participant will not realize any taxable income solely as a result of receiving a certificate for some or all of the whole shares already credited to his account under the Plan, nor upon withdrawal from or termination of the Plan.

A Participant will recognize a gain or a loss when shares are sold, whether such sale is pursuant to his request upon his withdrawal from the Plan or takes place after withdrawal from or termination of the Plan. A Participant will also recognize a gain or a loss when he receives a cash payment for a fraction of a share. In either event, the amount of the gain or loss is the difference between the amount which the Participant receives for the shares or fraction of a share and the tax basis thereof.

In the case of a shareholder who is subject to backup withholding tax on dividends under the Plan, or a foreign shareholder whose dividends are subject to United States income tax withholding, the amount of the tax to be withheld will be deducted from the amount of the dividends and only the reduced amount will be reinvested.

All participants are urged to consult their own tax advisors to determine the particular tax consequences--federal, state, and local--which may result from their participation in the Plan and the subsequent disposal by them of shares purchased through the Plan.

OTHER INFORMATION

36. What happens when a Participant sells or transfers all certificated shares of Common Stock of the Company registered in his name?

If a Participant sells or transfers all shares for which he holds a certificate but maintains the shares credited to his account under the Plan, dividends will continue to be reinvested on the shares credited to his account (unless the account is an "Optional Cash Payments Only" account) and Optional Cash Payments will be accepted for that account, until the Participant withdraws from the Plan and as long as there is at least one full share in the Participant's account. Otherwise, a check will be issued to the Participant for the fractional share (if over $1.00) and the account will be closed.

37.  What about transfers of shares within the Plan?

If a Participant wishes to transfer the ownership of all or part of his shares held under the Plan to a Plan account for another person, whether by gift, private sale or otherwise, the Participant may effect such transfer at no cost to the Participant by mailing a properly executed stock power to the Company. Requests for transfer are subject to the same requirements as for the transfer of Common Stock certificates, including the requirement of a Medallion Signature guarantee on the stock power, as well as receipt of a Form W-9, and an Authorization Form. The required documents are available upon request from Shareholder Services at the address in Question 5.

Shares so transferred will continue to be held by the Company under the Plan. An account will be opened in the name of the transferee, if he is not already a Participant. If the transferee is not already a registered shareholder or a Plan Participant, the donor may make a reinvestment election for the transferee at the time of the gift. The transferee may change the reinvestment election after the gift has been made. The transferee will receive a statement showing the number of shares transferred to and held in the transferee's Plan account.

A Participant may also withdraw shares and have the stock certificate issued in the name of another person by submitting a properly executed stock power, including the above mentioned signature guarantee.

38. What happens if the Company issues a stock dividend or declares a stock split?

Any shares distributed by the Company resulting from a stock split or a stock dividend on shares of Common Stock will be credited to the Participant's Account.

39.  How will a Participant's stock be voted at meetings of stockholders?

Each Participant will be furnished a proxy card and will be entitled to vote all shares credited to his account under the Plan in addition to certificate shares held by the Participant directly.

40.  What are the responsibilities of the Company under the Plan?

The Company in administering the Plan is not liable for any act done in good faith or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death before receipt of notice in writing of such death or with respect to the Price Per Share of any shares purchased under the Plan, or any fluctuation in the market value after any purchase or sale of Common Stock.

PARTICIPANTS SHOULD RECOGNIZE THAT THE COMPANY CANNOT ASSURE A
PROFIT OR
PROTECT AGAINST A LOSS ON THE COMMON STOCK PURCHASED UNDER THE
PLAN, NOR CAN
THE COMPANY CONTROL PURCHASES BY THE AGENT.

THE COMPANY CANNOT GUARANTEE THAT DIVIDENDS ON SHARES OF ITS
COMMON STOCK
MIGHT NOT BE REDUCED OR ELIMINATED.

41.  May the Plan be changed or discontinued?

The Company reserves the right to amend, suspend, modify or terminate the Plan at any time. Notice of any such amendment, suspension, modification or termination will be sent to all Participants.

                               USE OF PROCEEDS

The Company does not receive any proceeds from the purchase of shares under the Plan as all such shares are purchased on the open market.


                                   EXPERTS

The consolidated financial statements and schedules of Central Vermont Public Service Corporation and subsidiaries, included and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated by reference herein, have been examined by Arthur Andersen LLP, independent public accountants, for the periods indicated in their report thereon. Such consolidated financial statements and schedules have been incorporated herein by reference in reliance upon the reports of Arthur Andersen LLP and upon the authority of Arthur Andersen LLP as experts in accounting and auditing.

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer by the Company to sell securities in any jurisdiction to any person to whom it is unlawful for the Company to make such an offer in such jurisdiction. This Prospectus relates only to the Common Stock offered hereby and is not to be relied upon in connection with the purchase or sale of any other securities of the Company.


                              TABLE OF CONTENTS

Summary of Plan.....................................................
Available Information...............................................
Incorporation of Certain Documents by Reference.....................
The Company.........................................................
Description of the Plan.............................................
     Definitions....................................................
     Purpose........................................................
     Benefits.......................................................
     Administration.................................................
     Participation..................................................
     Acquisition of Shares..........................................
     Costs..........................................................
     Dividend Reinvestment..........................................
     Optional Cash Payments.........................................
     Certificates...................................................
     Employees......................................................
     Reports to Participants........................................
     Withdrawal.....................................................
     Federal Tax Treatment of Participation in the Plan.............
     Other Information..............................................
Use of Proceeds.....................................................
Experts.............................................................

                                PART II

                 INFORMATION NOT REQUIRED IN THE PROSPECTUS



Item 14. Other Expenses of Issuance and Distribution.


S.E.C. Filing Fee * . . . . . . . . . . . . . . $ 5,224.00

Printing * . . . . . . . . . . . . . . . . . .  $ 5,000.00

Legal Fees * . . . . . . . . . . . . . . . . .  $10,000.00

Accounting Fees * . . . . . . . . . . . . . . . $ 2,000.00

Blue Sky and Fees and Expenses *. . . . . . . . $ 6,500.00

            Total . . . . . . . . . . . . . . . $28,724.00

___________________

* Estimated


Item 15. Indemnification of Directors, Officers and Employees:

The By-laws of Central Vermont Public Service Corporation contain the following provisions for the indemnification of officers, directors and employees:

                                ARTICLE XI

            INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Section 1. Permissive Indemnification. To the extent legally permissible, the Company may indemnify any of its Directors, officers and employees who, as a result of such position, was or is a party or is threatened to be made a party to any contemplated, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal against expenses, actually and reasonably incurred by him or her in connection with such action, suit or proceeding. The term Expenses, as used in this Article, includes reasonable attorney's fees, damages, judgments, fines, amounts paid in settlement and costs including the costs of investigation and defense. Such indemnification against Expenses shall be payable only if (a) the Director, officer or employee acted in good faith, (b) the Director reasonably believed: (A) in the case of conduct in the Director's official capacity with the Company, that the Director's conduct was in its best interests; and (B) in all other cases, that the Director's conduct was at least not opposed to its best interests; and (c) with respect to any proceeding brought by a governmental entity, the Director had no reasonable cause to believe his or her conduct was unlawful, and the Director is not finally found to have engaged in a reckless or intentional unlawful act. Notwithstanding the foregoing and except as otherwise provided by law, the Company may not indemnify any Director, officer or employee for any Expenses in any action by or in right of the Company in which such individual is adjudged liable to the Company.

Any indemnification under this section (unless ordered by a court) shall be made by the Company only upon a determination that indemnification of the Director, officer or employee is proper because he or she has acted in good faith in conformance with the applicable standard of conduct as set forth herein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who are not parties to such action, suit or proceeding or (b) is such a quorum is not obtainable, by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties to the action, suit or proceeding may participate), consisting solely of two or more Directors not at the time parties to the action, suit or proceeding; (c) by written opinion of special legal counsel: (A) selected by the Board of Directors or its committee in the manner prescribed in clause (a) or (b); or (B) if a quorum of the Board of Directors cannot be obtained under clause (a) and a committee cannot be designated under clause (b), selected by majority vote of the full Board of Directors (in which selection Directors who are parties to the action, suit or proceeding may participate); or (d) by the shareholders, but shares owned by or voted under the control of Directors who are at the time parties to the action, suit or proceeding may not be voted on the determination.

Authorization of indemnification and evaluation as to reasonableness of Expenses shall be made in the same manner provided above as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of Expenses shall be made by those entitled under clause (c) above to select such counsel.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith in conformance with the applicable standard of conduct as set forth above.

Section 2. Mandatory Indemnification. To the extent that a Director, officer or employee of the Company has been wholly successful on the merits or otherwise in defense of any action, suit, proceeding, claim, issue, or matter referred to in Section 1 of this Article, he or she shall be indemnified to the extent legally permissible against Expenses reasonably incurred by him or her in connection therewith.

Section 3. Right to Rely On Corporate Information. In discharging his or her duty, any Director, when acting in good faith in conformance with the applicable standard of conduct as set forth above, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: (a) one or more officers or employees of the Company whom the Director reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants, or other persons as to matters the Director reasonably believes are within the person's professional or expert competence; or (c) a committee of the Board of Directors of which the Director is not a member if the Director reasonably believes the committee merits confidence.

Section 4. Advance Payment of Expenses. Expenses incurred by a Director, officer or employee in connection with any of the matters with respect to which indemnification may be sought pursuant hereto may be paid from time to time by the Company in advance of the final disposition of any such matter if the following conditions are met: (a) the Director furnishes the Company written affirmation of his or her good faith belief that he or she has met the standard of conduct described in Section 1 of this Article; (b) the Director furnishes the Company a written undertaking, executed personally or on the Director's behalf, to repay the advance if it is ultimately determined that the Director did not meet the standard of conduct; and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under this subchapter.

Determinations and authorizations of payments under this Section 4 shall be made in the manner specified in Section 1 of this Article.

The Board of Directors may authorize counsel (which may be either Company counsel or outside counsel) to represent such individual in any action, suit or proceeding, whether or not the Company is a party to such action, suit or proceeding.

Section 5. Procedure for Indemnification. Subject to compliance with any applicable procedures in Sections 1 or 4, as the case may be, any indemnification of a Director, officer or employee of the Company or advance of Expenses to such an individual under the terms of this Article shall be made promptly. If the Company unreasonably denies a written request for indemnity or the advance payment of Expenses, either in whole or in part, or if payment in full pursuant to such request is not made promptly, the right to indemnification or advances as granted by this Article shall be enforceable by such individual in any court of competent jurisdiction. Such individual's costs and expenses including reasonable attorney's fees incurred in connection with successfully establishing his or her right to indemnification in any such action shall also be indemnified by the Company.

Section 6. Non-Exclusivity of Indemnification Rights. The right of indemnification hereby provided shall not be deemed exclusive of or otherwise affect any other rights to which any individual seeking indemnification may be entitled by law, or under any agreement, vote of stockholders or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7. Other Organizations. The indemnification provisions of this Article shall extend to any Director, officer or employee who serves at the Company's request as director, officer or trustee of another organization, including, without limitation, an employee benefit plan, in which the Company has or had an interest as a stockholder, creditor, sponsor or otherwise. The right to rely on corporate information conferred in Section 3 of this Article shall also extend to the records, books of accounts and reports of any such other organization of which the individual serves as director, officer or trustee.

Section 8. Survival. The foregoing indemnification provisions shall be deemed to be a contract between the Company and each individual who serves in any capacity as a Director, officer or employee of the Company at any time while these provisions are in effect. Except as may otherwise be required as a result of changes in the law governing indemnification of officers, directors and employees of Vermont corporations, any repeal or modification of the foregoing provisions shall not affect any right or obligation then existing and such "contract rights" may not be modified retroactively without the consent of such Director, officer or employee.

                         ------------------------------

The provisions of the foregoing By-laws are in accord with applicable Vermont law, 11 A V.S.A. Chapter 11, subchapter 5, which contains provisions governing mandatory and permissive indemnification of corporate officers and directors.

The Company has entered into Indemnification Agreements with its directors and certain officers, reflecting the provisions of the foregoing By-laws.

The Company maintains a Directors' and Officers' liability policy with the AEGIS Insurance Services, Ltd. which evidences coverage designed to indemnify the corporation or individual officers and directors for suits brought against them for negligent actions, errors or omissions.

Item 16.   Exhibits

Exhibit
Number     Description of Exhibits
- -------    -----------------------

 23        Consent of Independent Public Accountants
           -----------------------------------------

           23.1      Consent of Arthur Andersen, LLP

 99        Exhibits
           --------

           99.1      Letter to Participants to be filed by amendment.



Item 17.   Undertakings

The undersigned registrant hereby undertakes as follows:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section lO(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the registrant does not undertake to file a post-effective amendment to paragraphs (i) and (ii) above if the information required to be included in such posteffective amendment is contained in periodic reports filed by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

(b) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, whether pursuant to provisions in the Company's By-laws relating thereto or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for such indemnification against such liabilities (other than the payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rutland, State of Vermont, on August 5, 1996.

                                CENTRAL VERMONT PUBLIC SERVICE CORPORATION

                                By:/s/ Robert H. Young
                                   -------------------------------------
                                   Robert H. Young
                                   President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 1996.

Signature                       Title                        Date
- ---------                       -----                        ----
/s/ Robert H. Young
- ------------------------    President, Chief Executive       August 5, 1996
Robert H. Young             Officer, and Director

/s/ Francis J. Boyle
- ------------------------    Vice President Finance and       August 5, 1996
Francis J. Boyle            Administration and
                            Principal Financial Officer
/s/ James M. Pennington
- ------------------------    Controller and Principal         August 5, 1996
James M. Pennington         Accounting Officer

/s/ Frederic H. Bertrand
- ------------------------    Director                         August 5, 1996
Frederic H. Bertrand


- ------------------------    Director                         -------------
Elizabeth Coleman

/s/ Luther F. Hackett
- ------------------------    Director                         August 5, 1996
Luther F. Hackett

/s/ F. Ray Keyser, Jr.
- ------------------------    Director                         August 5, 1996
F. Ray Keyser, Jr.

/s/ Mary Alice McKenzie
- ------------------------    Director                         August 5, 1996
Mary Alice McKenzie


- ------------------------    Director                         -------------
Gordon P. Mills

/s/ Preston Leete Smith
- ------------------------    Director                         August 5, 1996
Preston Leete Smith

/s/ Robert D. Stout
- ------------------------    Director                         August 5, 1996
Robert D. Stout